Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces First-Quarter Fiscal 2016 Financial Results

Net Service Revenue Up 8% and Net Income Up 29% from Prior Year First Quarter

Lowell, MA, November 4, 2015 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, environmental consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal first quarter ended September 25, 2015.

Financial Highlights

	Three Months Ended
	September 25,	September 26,	%
(In millions, except per share data)	2015	2014	Change

Net service revenue (1)	$100.2	$92.6	8%
Operating income	$7.7	$6.0	28%
Net income applicable to TRC Companies, Inc.	$4.5	$3.5	29%
Diluted earnings per common share	$0.14	$0.11	27%
Diluted weighted-average common shares outstanding	31.3	30.4

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“We began the new fiscal year with solid performance in each of our segments,” said Chris Vincze, Chairman and Chief Executive Officer. “We continued to execute on our growth strategy, driving topline growth across our business. NSR increased 8% and net income rose 29% from the same period the prior year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

“In our Environmental segment, NSR increased 11% and profit rose 1% in the quarter, largely as a result of services provided to our midstream oil and gas clients. NSR growth outpaced profit due to the timing of change orders, as well as costs associated with organic growth initiatives, as we invest to take advantage of developing market conditions. Strong demand for electrical transmission and distribution services led to a 5% increase in Energy segment NSR, while strong project execution and efficient labor cost management helped increase segment profit 31% year over year. Infrastructure segment NSR increased 9%, driven by demand from our state transportation and commercial clients. Project execution and labor cost management drove a 37% increase in segment profit during the quarter,” Vincze said.

Business Outlook

“Fiscal 2016 is off to a good start, as we continue to execute our strategic growth initiatives,” Vincze added. “In our Energy segment, demand for our utility clients remains strong. Our Infrastructure segment backlog is robust, and the prospects for a long-term federal transportation bill are favorable. Environmental issues related to transportation of natural gas and retirement of coal plants should support revenue growth in our Environmental segment. We are looking forward to completing our acquisition of the Willbros Professional Services business, which will become a fourth segment, Pipeline Services. We believe adding this unit’s technical capabilities, employees and client base to TRC, with our national reputation and strong financial position, will create a company with an unparalleled capability to address all phases of the pipeline project life cycle."

Conference Call Information

TRC will broadcast its financial results conference call today, November 4, 2015 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 25, 2015	September 26, 2014
Gross revenue	$135,459	$123,025
Less subcontractor costs and other direct reimbursable charges	35,296	30,406
Net service revenue	100,163	92,619
Interest income from contractual arrangements	15	22
Insurance recoverables and other income	742	4,844
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	82,984	81,190
General and administrative expenses	7,999	8,038
Depreciation and amortization	2,264	2,265
Total operating costs and expenses	93,247	91,493
Operating income	7,673	5,992
Interest expense	(28)	(31)
Income from operations before taxes	7,645	5,961
Income tax provision	(3,157)	(2,480)
Net income	4,488	3,481
Net loss applicable to noncontrolling interest	4	4
Net income applicable to TRC Companies, Inc.	$4,492	$3,485

Basic earnings per common share	$0.15	$0.12
Diluted earnings per common share	$0.14	$0.11

Weighted-average common shares outstanding:
Basic	30,635	29,979
Diluted	31,318	30,378

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 25, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$53,149	$37,296
Restricted cash	—	122
Accounts receivable, less allowance for doubtful accounts	135,141	138,346
Insurance recoverable - environmental remediation	40,919	40,927
Restricted investments	6,382	6,701
Deferred income tax assets	16,281	16,057
Income taxes refundable	497	412
Prepaid expenses and other current assets	14,330	10,499
Total current assets	266,699	250,360

Property and equipment	65,731	64,594
Less accumulated depreciation and amortization	(47,351)	(50,885)
Property and equipment, net	18,380	13,709
Goodwill	37,024	37,024
Long-term deferred income tax assets	2,813	2,867
Long-term restricted investments	18,374	18,385
Long-term prepaid insurance	25,366	25,929
Other assets	9,255	14,607
Total assets	$377,911	$362,881
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,641	$50
Current portion of capital lease obligations	92	166
Accounts payable	31,280	31,999
Accrued compensation and benefits	55,412	47,233
Deferred revenue	12,404	10,612
Environmental remediation liabilities	8,680	8,695
Income taxes payable	1,794	3,271
Other accrued liabilities	41,599	42,170
Total current liabilities	155,902	144,196
Non-current liabilities:
Long-term debt, net of current portion	51	55
Income taxes payable and deferred income tax liabilities	1,695	1,647
Deferred revenue	67,121	68,579
Environmental remediation liabilities	482	489
Total liabilities	225,251	214,966
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 30,834,382 and 30,830,900 shares issued and outstanding, respectively, at September 25, 2015, and 30,485,510 and 30,482,028 shares issued and outstanding, respectively, at June 30, 2015	3,083	3,049
Additional paid-in capital	191,536	191,321
Accumulated deficit	(41,447)	(45,939)
Accumulated other comprehensive loss	(80)	(88)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	153,059	148,310
Noncontrolling interest	(399)	(395)
Total equity	152,660	147,915
Total liabilities and equity	$377,911	$362,881

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995